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                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                            ------------------------


                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


   A National Banking Association                         36-0899825
                                                              (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois                      60670-0126
    (Address of principal executive offices)                     (Zip Code)


                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois   60670-0286
            Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)



                            ------------------------
                         Household Finance Corporation
        (Exact Name of obligors as specified in their trust agreements)




       Delaware                                               36-1239445
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                         identification number)


2700 Sanders Road
Prospect Heights, Illinois                                      60070
(Address of principal executive offices)                      (Zip Code)


                                Debt Securities
                        (Title of Indenture Securities)





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ITEM 1.       GENERAL INFORMATION.  FURNISH THE FOLLOWING
              INFORMATION AS TO THE TRUSTEE:

              (A) NAME AND ADDRESS OF EACH EXAMINING OR
              SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

              Comptroller of Currency, Washington, D.C.;
              Federal Deposit Insurance Corporation,
              Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

              (B) WHETHER IT IS AUTHORIZED TO EXERCISE
              CORPORATE TRUST POWERS.

              The trustee is authorized to exercise corporate trust powers.

ITEM 2.       AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
              IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
              SUCH AFFILIATION.

              No such affiliation exists with the trustee.


ITEM 16.      LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS
              PART OF THIS STATEMENT OF ELIGIBILITY.

              1. A copy of the articles of association of the
                 trustee now in effect.*

              2. A copy of the certificates of authority of the
                 trustee to commence business.*

              3. A copy of the authorization of the trustee to
                 exercise corporate trust powers.*

              4. A copy of the existing by-laws of the trustee.*

              5. Not Applicable.

              6. The consent of the trustee required by
                 Section 321(b) of the Act.




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           7.   A copy of the latest report of condition of the
                trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.   Not Applicable.

           9.   Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of July, 1998.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            BY /s/ Steven M. Wagner
               ----------------------------------
               STEVEN M. WAGNER
               FIRST VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITSL BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).





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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                  July 28, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Household Finance Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO



                         BY: /s/ Steven M. Wagner
                            ------------------------------
                            STEVEN M. WAGNER
                            FIRST VICE PRESIDENT






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

                                   EXHIBIT 7


Legal Title of Bank:    The First National Bank of Chicago Call Date: 03/31/98  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460                                    Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                               DOLLAR AMOUNTS IN THOUSANDS       C400
                                                                                                ------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                      RCFD
                                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1) .......                            0081      4,141,168      1.a
    b. Interest-bearing balances(2) ................................                            0071      5,142,787      1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ...                            1754             0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D).                            1773      7,819,811      2.b
3.  Federal funds sold and securities purchased under agreements to
    resell..........................................................                            1350      5,619,157      3.
4.  Loans and lease financing receivables:                              RCFD
    a. Loans and leases, net of unearned income (from Schedule          ----
    RC-C) ..........................................................    2122   26,140,376                                4.a
    b. LESS: Allowance for loan and lease losses ...................    3123      417,371                                4.b
    c. LESS: Allocated transfer risk reserve .......................    3128            0       RCFD                     4.c
    d. Loans and leases, net of unearned income, allowance, and                                 ----
       reserve (item 4.a minus 4.b and 4.c) ........................                            2125     25,723,005      4.d
5.  Trading assets (from Schedule RD-D) ............................                            3545      5,795,159      5.
6.  Premises and fixed assets (including capitalized leases)                                    2145       757,033       6.
7.  Other real estate owned (from Schedule RC-M) ...................                            2150         6,547       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) .................................                            2130       135,327       8.
9.  Customers' liability to this bank on acceptances outstanding                                2155       512,763       9.
10. Intangible assets (from Schedule RC-M) .........................                            2143       261,456       10.
11. Other assets (from Schedule RC-F) ..............................                            2160      2,223,495      11.
12. Total assets (sum of items 1 through 11) .......................                            2170     58,137,708      12.


---------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




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


Legal Title of Bank:   The First National Bank of Chicago  Call Date:  03/31/98 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                      Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8
                       ---------

SCHEDULE RC-CONTINUED

                                                                     DOLLAR AMOUNTS IN
                                                                          THOUSANDS
                                                                      ------------------

LIABILITIES
13. Deposits:                                                                           RCON
     a. In domestic offices (sum of totals of columns A and C                           ----
         from Schedule RC-E, part 1) .................................                  2200             21,551,932          13.a(1)
         Noninterest-bearing(1) ......................................                  6631              9,361,049          13.a(1)
         Interest-bearing ............................................                  6636             12,190,883          13.a(2)


     b. In foreign offices, Edge and Agreement subsidiaries,and                               RCFN
                                                                                              ----
        IBFs (from Schedule RC-E, part II) ...........................                        2200       14,511,110          13.b
        Noninterest bearing ..........................................                        6631          604,859          13.b(1)
        Interest-bearing .............................................                        6636       13,906,251          13.b(2)
14.     Federal funds purchased and securities sold under agreements
        to repurchase:                                                                  RCFD  2800        3.887,022          14
15.  a. Demand notes issued to the U.S. Treasury......................                  RCON  2840           63,092          15.a
     b. Trading Liabilities(from Schedule RC-D).......................                  RCFD  3548        5,918,194          15.b

16.  Other borrowed money:                                                              RCFD
     a. With original maturity of one year or less ...................                  2332              3,134,696          16.a
     b. With original  maturity of more than one year ................                  A547                381,681          16.b
     c.  With original maturity of more than three years .............                  A548                326,551          16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding..........                  2920                512,763          18.
19.  Subordinated notes and debentures ...............................                  3200              2,000,000          19.
20.  Other liabilities (from Schedule RC-G) ..........................                  2930              1,163,747          20.
21.  Total liabilities (sum of items 13 through 20) ..................                  2948             53,450,788          21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus ...................                  3838                      0          23.
24.  Common stock ....................................................                  3230                200,858          24.
25.  Surplus (exclude all surplus related to preferred stock).........                  3839              3,107,585          25.
26.  a. Undivided profits and capital reserves .......................                  3632              1,359,598          26.a
     b. Net unrealized holding gains (losses) on available-for-sale
       securities ....................................................                  8434                 18,975          26.b
27.  Cumulative foreign currency translation adjustments .............                  3284                    (96)         27.
28.  Total equity capital (sum of items 23 through 27) ...............                  3210              4,686,920          28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)............................                  3300             58,137,708          29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the  most _____________________
     comprehensive level of auditing work performed for the bank by independent external                                     Number
     auditors as of any date during 1996 . . . . . . . . . . . . .  . . .. . . . ....RCFD 6724 . ....   2 _________________  M.1.

1 =  Independent audit of the bank conducted in accordance          4 =   Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank            authority)
2 =  Independent audit of the bank's parent holding company         5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing             auditors
     standards by a certified public accounting firm which          6 =   Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company                 auditors
     (but not on the bank separately)                               7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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